                                                                     Exhibit 4.4


                      AMENDMENT NO 3. TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (the "AMENDMENT") dated as of April 1, 1998 by and among Corrpro Companies. Inc., an Ohio corporation (the "BORROWER"), PNC Bank, National Association ("PNC"), Bank One, N.A. ("BANK ONE"), National City Bank ("NCB") and LaSalle National Bank ("LASALLE" and together with PNC, Bank One and NCB, the "BANKS"), and PNC Bank, National Association, in its capacity as agent for the Banks (the "AGENT").



                                   WITNESSETH:

     WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Credit Agreement dated as of July 16, 1997 (the "CREDIT AGREEMENT"), as amended by Amendment No. 1 to Credit Agreement dated as of September 18, 1997 and Amendment No. 2 dated as of January 21, 1998; and


     WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter provided.



     NOW, THEREFORE the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:



     1. DEFINITIONS.

     Defined terms used herein unless otherwise defined herein have the meanings ascribed to them in the Credit Agreement as amended by this Agreement.


     2. AMENDMENTS OF CREDIT AGREEMENT.


     A. Section 8.2.6(2) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:


          "(2) the Borrower, or any Subsidiary may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "PERMITTED ACQUISITION"), PROVIDED that each of the following requirements is met:

          (i) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition to the extent required by law and the charter documents of such entity and, if the Borrower or any Subsidiary shall use any portion of the Loans to find such Permitted Acquisition, the Borrower or such Subsidiary also shall have delivered to the

     Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;


          (ii) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be similar or complimentary to one or more line or lines of business conducted by the Borrower or its Subsidiaries and shall comply with Section 8.2.10 [Continuation of or Change in Business];



          (iii) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

          (iv) the Borrower shall demonstrate that it shall be in compliance on a pro forma basis with the covenants contained in Sections 8.2.15-8.2.17 and Sections 8.2.19-8.2.20 after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and income earned and expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of EXHIBIT 8.2.6 evidencing such compliance;

          (v) the Consideration paid by the Borrower and its Subsidiaries for all Permitted Acquisitions made during the current fiscal year of the Borrower shall not exceed $10,000,000 and the aggregate of the Consideration paid by the Borrower and its Subsidiaries for such Permitted Acquisition and all other Permitted Acquisitions made between the Closing Date and the date of such Permitted Acquisition shall not exceed $25,000,000; and

          (vi) the Borrower shall deliver or cause to be delivered to the Agent at least five (5) Business Days before, such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by the Borrower or such Subsidiary in connection with such Permitted Acquisition and shall deliver to the Agent such other information about such Person or its assets as any Bank may reasonably require;

          (3) the Borrower or any Subsidiary may acquire an ownership interest in less than all of another Person if the Consideration is less than $1,000,000 in the aggregate in any fiscal year provided that the Consideration paid under this Section 8.2.6(3) when added to the Consideration for Permitted Acquisitions shall not exceed the amount permitted under Section 8.2.6(2)(v)."


     B. Schedule 1.1 (B)(1) of the Credit Agreement is hereby amended and restated to read as set forth on the new Schedule 1.1 (B)(1) attached hereto.


                                      -2-
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     3. CONDITIONS OF EFFECTIVENESS OF THIS AGREEMENT.

     The effectiveness of this Amendment No. 3 is expressly conditioned upon satisfaction of each of the following conditions precedent:


     (a) REPRESENTATIONS AND WARRANTIES: NO DEFAULTS. The representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement shall be true and accurate on the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); the Loan Parties shall have performed and complied with all covenants and conditions hereof; and no Event of Default or Potential Default under the Credit Agreement shall have occurred and be continuing or shall exist.

         (b) LEGAL DETAILS; COUNTERPARTS. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent. The Agent shall have received counterparts of this Amendment No. 3 duly executed by the Borrower and the Banks, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent. This Amendment No. 3 may be executed by the parties hereto in any number of separate counterparts, each of which when taken together and duly executed and delivered shall together constitute one and the same instrument.

     (c) BORROWER CERTIFICATE. The Agent shall have received a certificate signed by the Secretary or Assistant Secretary of the Borrower certifying as to all action taken by the Borrower to authorize the execution, delivery and performance of this Amendment No. 3.

     4. FORCE AND EFFECT. No novation is intended by the Amendment No. 3 and except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect on and after the date hereof.


     5. GOVERNING LAW. This Amendment No. 3 shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.


     6. EFFECTIVE DATE. This Amendment No. 3 shall be dated as of and shall be effective as of the date and year first above written, which date shall be the date of the satisfaction of all conditions precedent to effectiveness set forth in this Amendment No. 3.



                            [SIGNATURE PAGE FOLLOWS]



                                      -3-
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         [SIGNATURE PAGE 1 OF 1 TO AMENDMENT NO. 3 TO CREDIT AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year as above written.



                              CORRPRO COMPANIES, INC.



                              By:
                                 -------------------------------------
                              Title:
                                    ----------------------------------


                              PNC BANK, NATIONAL ASSOCIATION,
                              individually and as Agent



                              By:
                                 -------------------------------------
                              Title:
                                    ----------------------------------


                              BANK ONE,  N.A., individually and as
                              Documentation Agent

                              By:
                                 -------------------------------------
                              Title:
                                    ----------------------------------



                              NATIONAL CITY BANK



                              By:
                                 -------------------------------------
                              Title:
                                    ----------------------------------



                              LASALLE NATIONAL BANK



                              By:
                                 -------------------------------------
                              Title:
                                    ----------------------------------

                               SCHEDULE 1.1 (B)(1)
                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

PART I - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                                          Amount of Commitments
                                                  --------------------------------
                                                  Revolving Credit        Ratable
                                                  ----------------        -------
        Bank                                         Loans                Share
        ----                                         -----                -----
PNC Bank, National Association
One Cleveland Ctr.
1375 East 9th St., Ste. 1250
Cleveland, OH 44114
Attention: David J. Williams
Telephone (216)  348-8562
Telecopy: (216)  348-8594                        $15,333,333.33         38.3333%



Bank One.  N.A.
600 Superior Ave.
Cleveland,  OH 44114
Attention: Babette C. Coerdt
Telephone (216) 781-2226
Telecopy: (216) 348-6642                         $12,000,000.00         30.0000%



National City Bank
1900 East 9th St.
Cleveland, OH 44114
Attention: Sean Richardson
Telephone (216) 575-2488
Telecopy: (216) 575-9396                          $7,666,666,67         19.1667%



LaSalle Banks
One American Square, Suite 1600
Indianapolis, IN 46282
Fax: 317-756-7021
Attention:    Keith D. Slifer or
              Gary L. Jacobson
Telephone (317) 756-7013
Telecopy: (317) 756-7021                          $5,000,000.00         12.5000%



            Total                                $40,000,000.00        100.0000%
                                                 ==============        ========

                            Page 1 of 2 to Schedule
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                               SCHEDULE 1.1(B)(1)
                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES


PART 2 - ADDRESSES FOR NOTICES TO BORROWER AND THE OTHER LOAN PARTIES:



BORROWER:

Name:      Corrpro Companies, Inc.
Address: 1090 Enterprise Drive
Medina, OH 44256
Attention:   Neal R. Restivo
Telephone:   (330)  723-5082
Telecopy:    (330)  723-0244

                            Page 2 of 2 to Schedule